EXHIBIT 10.24

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment (the "Amendment"), to that certain Employment Agreement (the "Agreement") entered into on August 11, 1998 by and between Apple Orthodontix, Inc., a Delaware corporation (the "Company"), and James E. Bobbit (the "Employee").

                                    RECITALS

     Company and Employee have previously entered into the Agreement which reflects the agreement of parties concerning the employment of Employee by Company.

     Section 7.7 of the Agreement provides that the Agreement may be amended by written agreement executed and delivered by the parties.

     Each of Employee and Company desire to amend the Agreement by this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and mutual provisions contained herein, and for other and good valuable consideration, the parties hereto agree that the Agreement shall be amended effective as of November 23, 1998.

     1. By amending Section 6(b)(b)(ii) one hundred percent (100%) of the then remaining period of time in the Initial Term or the then current Renewal Term. (with the remaining portion of this Section being specifically deleted).

     2. Except as otherwise expressly modified by the Amendment, all terms and provisions of the Agreement shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to the Agreement as of the day and year indicated above.

                                          APPLE ORTHODONTIX, INC.

                                          By: /s/ W. DANIEL COOK

                                          EMPLOYEE
                                                /s/  JAMES E. BOBBITT
                                                     James E. Bobbitt